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                                                                   EXHIBIT 4.3.1

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                    SUPPLEMENTAL PURCHASE CONTRACT AGREEMENT

                          DATED AS OF OCTOBER 29, 1999

                                     AMONG

                           THE ALLSTATE CORPORATION,

                        A.P.L. ACQUISITION CORPORATION,

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION,

                                      AND

                            BANK ONE TRUST COMPANY,
                              NATIONAL ASSOCIATION
                           AS PURCHASE CONTRACT AGENT

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                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS
                                                                           PAGE
                                                                           ----

SECTION 1.1.    DEFINITION OF TERMS......................................    2

                                   ARTICLE II
                             CONCERNING THE MERGER

SECTION 2.1.    ASSUMPTION OF OBLIGATIONS................................    2
SECTION 2.2.    ALLSTATE AS A CO-OBLIGOR AND ISSUER OF COMMON
                STOCK UPON SETTLEMENT....................................    3
SECTION 2.3.    ACCEPTANCE BY AGENT......................................    3

                                  ARTICLE III
                             CONCERNING SETTLEMENT

SECTION 3.1.    PURCHASE CONTRACT SETTLEMENT.............................    3
SECTION 3.2.    SETTLEMENT RATE..........................................    4
SECTION 3.3.    NOTICE...................................................    4

                                   ARTICLE IV

                                 MISCELLANEOUS

SECTION 4.1.    RATIFICATION OF PURCHASE CONTRACT AGREEMENT..............    5
SECTION 4.2.    EFFECTIVENESS............................................    5
SECTION 4.3.    SECURITIES DEEMED CONFORMED..............................    5
SECTION 4.4.    GOVERNING LAW............................................    5
SECTION 4.5.    SEPARABILITY.............................................    5
SECTION 4.6.    COUNTERPARTS.............................................    5


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     SUPPLEMENTAL PURCHASE CONTRACT AGREEMENT, dated as of October 29, 1999 (the
"Supplemental Agreement"), among The Allstate Corporation, a Delaware corporation ("Allstate"), A.P.L. Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Allstate ("Merger Sub"), American Heritage Life Investment Corporation, a Florida corporation ("AHLIC"), and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago, a national banking association), acting as purchase contract agent for the Holders of Securities from time to time (the "Agent").

     WHEREAS, AHLIC and Agent executed the purchase contract agreement dated as of June 27, 1997 (the "Purchase Contract Agreement") to provide for the execution and delivery of the Purchase Contracts and Certificates related to the Income PRIDES or Growth PRIDES (collectively, the "Securities");

     WHEREAS, pursuant to the Purchase Contract Agreement, AHLIC and a wholly-owned trust issued 2,070,000 FELINE PRIDES for an aggregate purchase price, before commissions, of $103,500,000;

     WHEREAS, AHLIC intends to consummate a transaction involving the merger (the "Merger") of AHLIC with and into Merger Sub, pursuant to the Agreement and Plan of Merger and Reorganization among Allstate, Merger Sub and AHLIC dated as of July 8, 1999 (the "Merger Agreement");

     WHEREAS, Section 9.1 of the Purchase Contract Agreement permits AHLIC to merge with another corporation provided certain terms and conditions are satisfied;

     WHEREAS, Section 8.1 of the Purchase Contract Agreement authorizes AHLIC and Agent to enter into a supplemental agreement without the consent of any Holders, to, among other things, evidence the succession of another Person to AHLIC, make provision with respect to the rights of Holders pursuant to Section 5.6(b) of the Purchase Contract Agreement and make any change that does not adversely affect the interests of the Holders;

     WHEREAS, AHLIC has furnished the Agent with an Opinion of Counsel, stating that the Merger and this Supplemental Agreement (together with the Purchase Contract Agreement, the "Supplemented Purchase Contract Agreement") comply with the Purchase Contract Agreement and that all conditions precedent in the Purchase Contract Agreement provided for relating to the Merger have been met;

     WHEREAS, pursuant to Section 8.3 of the Purchase Contract Agreement, in signing this Supplemental Agreement the Agent shall be fully protected in relying upon an Opinion of Counsel stating that this Supplemental Agreement is authorized or permitted by the Purchase Contract Agreement;

     WHEREAS, AHLIC has requested that Agent execute and deliver this Supplemental Agreement, and all requirements necessary to make this Supplemental Agreement a valid instrument in accordance with its terms, and to make the Securities the valid obligations of Merger Sub and Allstate, have been performed, and the execution and delivery of this Supplemental Agreement has been duly authorized in all respects; and

     WHEREAS, Merger Sub, AHLIC, Allstate, Agent and The Chase Manhattan Bank have executed a supplemental pledge agreement, dated as of the date hereof, whereby Merger Sub and Allstate have expressly assumed all the obligations of AHLIC under the Pledge Agreement among AHLIC, Agent and The Chase Manhattan Bank dated as of June 27, 1997;

     NOW THEREFORE, in consideration of the premises Allstate, Merger Sub and AHLIC covenant and agree with the Agent as follows:
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                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1.  DEFINITION OF TERMS.

     Unless the context otherwise requires:

     (a) a term defined in the Purchase Contract Agreement has the same meaning when used in this Supplemental Agreement;

     (b) a term defined anywhere in this Supplemental Agreement has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the term "Effective Time" shall have the meaning given to it in the Merger Agreement.

                                   ARTICLE II
                             CONCERNING THE MERGER

SECTION 2.1.  ASSUMPTION OF OBLIGATIONS.

     (a) Merger Sub hereby expressly assumes, from and after the Effective Time, as fully as if it had been an original party to the Purchase Contract Agreement, all the respective obligations of AHLIC under the Purchase Contracts and the Purchase Contract Agreement.

     (b) From and after the Effective Time, pursuant to Section 9.2 of the Purchase Contract Agreement, Merger Sub hereby succeeds, is substituted for, and shall possess and from time to time may exercise each and every right and power of, the "Company" under the Purchase Contracts and the Purchase Contract Agreement with the same effect as if Merger Sub had been an original party to the Purchase Contract Agreement. As of the Effective Time, AHLIC is hereby forever released and discharged from all liabilities, covenants or obligations under the Purchase Contracts and the Purchase Contract Agreement.

SECTION 2.2.  ALLSTATE AS A CO-OBLIGOR AND ISSUER OF COMMON STOCK UPON
              SETTLEMENT.

     (a) The parties hereby agree that, from and after the Effective Time, Allstate shall hereby become a joint and several co-obligor with Merger Sub (but not as a successor to AHLIC) under the Purchase Contracts and the Supplemented Purchase Contract Agreement, and Allstate hereby agrees to (i) be jointly and severally liable with Merger Sub for the obligations of Merger Sub arising under the Purchase Contracts and the Supplemented Purchase Contract Agreement, as fully as if Allstate had originally been an original obligor under such Purchase Contracts and Purchase Contract Agreement and (ii) issue and deliver the number of shares of its common stock, par value $0.01 ("Allstate Common Stock"), which is sufficient to settle the Purchase Contracts as provided in Article III of this Supplemental Agreement, against payment in full of the Purchase Price in the manner set forth in the Purchase Contract Agreement and Section 2.2(b) hereof.

     (b) Merger Sub hereby agrees that it will immediately forward to Allstate all funds received by it under Sections 5.4, 5.9 or otherwise under the Purchase Contract Agreement for payment of the purchase price upon settlement of the Purchase Contract for the shares of Allstate Common Stock to be so issued.

SECTION 2.3.  ACCEPTANCE BY AGENT.

     The Agent accepts this Supplemental Agreement and agrees to execute its duties and responsibilities as hereby supplemented upon the terms and conditions set forth in the Purchase Contract Agreement, including the terms and provisions defining and limiting the liabilities and responsibilities of the Agent, which terms and

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provisions shall in like manner define and limit its liabilities and responsibilities in the performance of its duties created by the Purchase Contract Agreement as hereby supplemented; and without limiting the generality of the foregoing, the Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Allstate, Merger Sub and AHLIC, or for or with respect to the validity or sufficiency of this Supplemental Agreement or any of the terms or provisions hereof.

                                  ARTICLE III
                             CONCERNING SETTLEMENT

SECTION 3.1.  PURCHASE CONTRACT SETTLEMENT.

     (a) The parties understand and agree that, pursuant to Section 5.6(b) of the Purchase Contract Agreement, the Merger constitutes a Reorganization Event whereupon the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a holder of the number of shares of the Company's Common Stock issuable on account of each Purchase Contract as if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event and assuming such holder failed to exercise his rights of election as to the kind or amount of securities, cash and other property so receivable. Because the Merger constitutes a Reorganization Event and non-electing holders of the Company's Common Stock will receive a certain number of shares of Allstate Common Stock, the parties hereby agree that the Settlement Rate will be adjusted as of the Effective Time to reflect the number of shares of Allstate Common Stock to be delivered upon settlement of the Purchase Contract, subject to any further adjustments in the Settlement Rate under Article V of the Purchase Contract Agreement prior to settlement. Attached as Exhibit A hereto is an Officer's Certificate, pursuant to Section 5.7(a)(i) of the Purchase Contract Agreement, which sets forth the method of calculation of the Settlement Rate at the Effective Time, as adjusted for the Merger.

     (b) The parties hereby agree that, from and after the Effective Time, the provisions of the Supplemental Purchase Contract Agreement and the Purchase Contracts that refer to the delivery of "Common Stock" of AHLIC, including without limitation Sections 5.4, 5.5, 5.9, 10.3 and 10.4 of the Purchase Contract Agreement, shall relate to Allstate Common Stock by operation of
Section 5.6(b) of the Purchase Contract Agreement.

SECTION 3.2.  SETTLEMENT RATE.

     In accordance with the last two sentences of Section 5.6(b) of the Purchase Contract Agreement, the Settlement Rate shall be adjusted for events subsequent to the Effective Time, in a manner that is as nearly equivalent as may be practicable to the adjustments provided for in Section 5.6 of the Purchase Contract Agreement, as if Allstate was the original "Company" and Allstate Common Stock was the original "Common Stock" under the provisions of Section 5.6.

SECTION 3.3.  NOTICE.

     Pursuant to Section 5.7(a)(ii) of the Purchase Contract Agreement, within 10 Business Days following the Effective Time, Merger Sub will provide written notice to Holders of the Securities describing in reasonable detail the adjustment to the Settlement Rate caused by the Merger.

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                                   ARTICLE IV
                                 MISCELLANEOUS

SECTION 4.1.  RATIFICATION OF PURCHASE CONTRACT AGREEMENT.

     The Purchase Contract Agreement, as supplemented by this Supplemental Agreement, is in all respects ratified and confirmed, and this Supplemental Agreement shall be deemed part of the Purchase Contract Agreement in the manner and to the extent herein and therein provided.

SECTION 4.2.  EFFECTIVENESS.

     This Supplemental Agreement shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto and (ii) the Effective Time.

SECTION 4.3.  SECURITIES DEEMED CONFORMED.

     As of the Effective Time, the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Security or any other action on the part of the Holders, Allstate, Merger Sub, AHLIC or Agent, so as to reflect this Supplemental Agreement.

SECTION 4.4.  GOVERNING LAW.

     This Supplemental Agreement shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York.

SECTION 4.5.  SEPARABILITY.

     In case any one or more of the provisions contained in this Supplemental Agreement or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Agreement or of the Securities, but this Supplemental Agreement and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 4.6.  COUNTERPARTS.

     This Supplemental Agreement may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

                                          AMERICAN HERITAGE LIFE INVESTMENT
                                          CORPORATION

                                          By: /s/ T. O'NEAL DOUGLAS
                                            ------------------------------------
                                            Name: T. O'Neal Douglas
                                            Title: Chairman and CEO

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                                          THE ALLSTATE CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          A.P.L. ACQUISITION CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          BANK ONE TRUST COMPANY, NATIONAL
                                          ASSOCIATION
                                          as Agent

                                          By: /s/ JANICE OTT ROTUNNO
                                            ------------------------------------
                                            Name: Janice Ott Rotunno
                                            Title: Vice President

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                                                                       EXHIBIT A

                             OFFICER'S CERTIFICATE
                                       OF
                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                 UNDER SECTION 5.7(a)(i) AND SECTION 9.1 OF THE
                          PURCHASE CONTRACT AGREEMENT

     THE UNDERSIGNED,____________, the____________of American Heritage Life Investment Corporation, a Florida corporation (the "Company"), hereby certifies that:

     (1) Accompanying this Certificate is the duly executed Supplemental Purchase Contract Agreement (the "Supplemental Agreement"), dated as of October 29, 1999, among the Company, The Allstate Corporation, a Delaware corporation ("Allstate"), A.P.L. Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Bank One Trust Company, National Association, as purchase contract agent (the "Agent"), which will become effective as of the Effective Time of the Merger of the Company into Merger Sub and which amends the Purchase Contract Agreement dated as of June 27, 1997 among such parties.

     (2) Pursuant to Section 5.7(a)(i) of the Purchase Contract Agreement, the Settlement Rate from and after the Effective Time, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based, are as follows:

                   As of the Effective Time, the Company will merge with and into Merger Sub and the Company and the Company's Common Stock will no longer exist. Section 5.6(b) of the Purchase Contract Agreement provides that the Merger constitutes a Reorganization Event whereupon the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event by a holder of the number of shares of the Company's Common Stock issuable on account of each Purchase Contract as if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event and assuming such holder failed to exercise his rights of election as to the kind or amount of securities, cash and other property so receivable.

     METHOD OF CALCULATION:

          1) Settlement Rate prior to the Effective Time (with the original Settlement Rate and Applicable Market Value previously adjusted pursuant to Sections 5.6(a)(3) and 5.6(a)(9) to reflect a two-for-one stock split effective 2/18/98):

             a) if the Applicable Market Value is equal to or greater than $18.91 (the "Threshold Appreciation Price"), 2.644 shares of Company Common Stock per Purchase Contract;

             b) if the Applicable Market Value is less than the Threshold Appreciation Price, but greater than $15.50, the number of Shares of Company Common Stock equal to the Stated Amount divided by the Applicable Market Value, and

             c)  if the Applicable Market Value is less than or equal to $15.50,
                 3.226 shares of Company Common Stock per Purchase Contract.

          2) The Applicable Market Value of the Company's Common Stock calculated prior to the Merger is greater than the Threshold Appreciation Price ($18.91). Accordingly, as described in 1)a) above, the applicable Settlement Rate as if the Purchase Contract Settlement Date had occurred immediately prior to the Merger (but prior to adjustment for the Merger) is 2.644 shares of Company Common Stock per Purchase Contract.

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             3) Securities Receivable Upon Reorganization Event: Upon
                consummation of the Merger, each non-electing holder of a share of the Company's Common Stock will receive 1.34973 shares of Allstate Common Stock (the number of shares of Allstate Common Stock equal to $32.25, as calculated in accordance with the Merger Agreement).

             4) Adjusted Settlement Rate: Accordingly, unless there shall have occurred a Termination Event, each Holder of a Purchase Contract will be obligated to purchase on the Purchase Contract Settlement Date (subject to the next sentence) at a price equal to the Stated Amount ($50), and Merger Sub and Allstate will be required to sell at such price, 3.5687 shares of Allstate Common Stock (the product of 2.644 times 1.34973), subject to any further adjustments in the Settlement Rate under Article V of the Purchase Contract Agreement prior to settlement. Pursuant to the Purchase Contract Agreement, in the case of Early Settlement, Cash Settlement or through the application of Proceeds from related Treasury Securities, the Cash Settlement Rate and Early Settlement Rate (as applicable) will also be determined based on the adjusted Settlement Rate as applicable to the Allstate Common Stock.

     (3) The Company is not in default in the performance of any covenant or condition under the Purchase Contract Agreement, any of the Securities, or the Pledge Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Supplemental Agreement and the Purchase Contract Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate on this____day of October, 1999.

                                          American Heritage Life Investment
                                          Corporation

                                          --------------------------------------
                                          By:
                                          Title:

                                       A-2